April 16, 2018

Northern Lights Variable Trust

17605 Wright Street

Omaha, NE 68130

Re:       Northern Lights Variable Trust, File Nos. 333-131820 and 811-21853

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 190 to the Northern Lights Variable Trust Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 207 under the Securities Act of 1933 and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP